UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2008
Date of Report (Date of earliest event reported)

PENGRAM CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52626	68-0643436
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1200 Dupont Street, Suite 2J
Bellingham, WA		98225
(Address of principal executive offices)		(Zip Code)

(360) 255-3436
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K constitute "forward-looking statements". These statements, identified by words such as “plan,” "anticipate," "believe," "estimate," "should," "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under Section 2 and elsewhere in this Current Report on Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (the “SEC”), particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our current reports on Form 8-K.

As used in this report, the terms “we,” “us,” “our,” “Pengram,” and the “Company” means Pengram Corporation and its subsidiaries, unless otherwise indicated. All dollar amounts in this Current Report on Form 8-K are expressed in U.S. dollars, unless otherwise indicated.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 17, 2008, all of the parties fully executed a purchase agreement (the “Purchase Agreement”) dated for reference as of December 15, 2008 that we entered into with Solfotara Mining Corp. (“Solfotara”), Magellan Copper and Gold plc (“Magellan”) and Magellan Acquisition Corp. (“MAC”), our wholly owned subsidiary. We had previously entered into a letter of intent with Magellan which outlined the terms to which we intended to acquire Magellan Resources Pte Ltd. and St. Anthony Resources Pte Ltd. (collectively the “Magellan Singapore Subsidiaries”) from Magellan. We were in the final stages of negotiating the acquisition of the Magellan Singapore Subsidiaries and made advances to Magellan totalling $100,000 (the “Advances”) in anticipation of finalizing a formal agreement.

Under the terms of this purchase agreement, Solfotara has agreed to issue 250,000 of its shares to MAC and has agreed to repay the Advances to MAC as follows: (i) $20,000 within three days of signing the agreement; (ii) $30,000 on March 15, 2009; and (iii) $50,000 on June 15, 2009. In consideration of the Shares and the above payments, we relinquished any rights that we may have had to acquire Magellan Singapore Subsidiaries and assigned to Solfotara our right to be repaid the Advances.

On December 16, 2008, we entered into a purchase agreement (the “Purchase Agreement”) with Bako Resources Inc. (“Bako”), a British Columbia company. The details of the Purchase Agreement are set out under the heading Item 2.01 – Completion of Acquisition or Disposition of Assets.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01            COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 16, 2008, we entered into a purchase agreement (the “Purchase Agreement”) with Bako Resources Inc. (“Bako”), a British Columbia company. Under the terms of the Purchase Agreement, our wholly owned British Columbian subsidiary, Clisbako Minerals Inc., acquired a 100% interest in ten mineral claims located 125 kilometers west of Quesnel, British Columbia, Canada (the “Clisbako Property”). In consideration of the Clisbako Property we agreed to issue to Bako 2,000,000 shares of our common stock and a non-interest bearing promissory note in the amount of CDN $70,000 payable on June 30, 2009.

Our acquisition of the Clisbako Property has the effect of causing us to cease being a “shell company”. Accordingly, we have included in this Current Report on Form 8-K, the information that would be required if we were filing a general form for registration of securities on Form 10 as a smaller reporting company.

FORM 10 INFORMATION

The following information required on Form 10 has been previously reported by us and may be found in the following filings:

Form 10 Item	Description	Company Filing
Item 2	Financial Information	Form 10-KSB filed on March 6, 2008 and Form 10-Q filed on October 20, 2008
Item 8	Legal Proceedings	Form 10-KSB filed on March 6, 2008
Item 11	Description of Registrant’s Securities to be Registered	Form SB-2 filed on April 24, 2007
Item 12	Indemnification of Directors and Officers	Form SB-2 filed on April 24, 2007
Item 13	Financial Statements and Supplementary Data	Form 10-KSB filed on March 6, 2008 and Form 10-Q filed on October 20, 2008
Item 14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Form 10-KSB filed on March 6, 2008

BUSINESS

Overview

We were incorporated on April 28, 2006 under the laws of the State of Nevada.

We are engaged in the exploration and development of mineral properties with gold potential. We now own a 100% undivided interest in ten mineral claims that located approximately 125 kilometers west of Quesnel, British Columbia, Canada (the “Clisbako Property”). We also intend to acquire additional mineral claims in the future. Previously, we owned a 100% interest in a mineral claim known as the Spelter Claim located in Yellow Pine Mining District, Clark County, Nevada. On September 1, 2008, we allowed our interest in the Spelter Claim to lapse.

Until recently, our business plan was to acquire the Magellan Singapore Subsidiaries from Magellan pursuant to the terms of a letter of intent dated August 6, 2008. In connection with the Letter of Intent, we advanced an aggregate of $100,000 to Magellan (the “Advances”). However, on December 17, 2008, we relinquished any rights that we may have had to acquire the Magellan Singapore Subsidiaries pursuant to the terms of a purchase agreement dated for reference as of December 15, 2008 with Solfotara Mining Corp. (“Solfotara”), Magellan and Magellan Acquisition Corp. (“MAC”), our wholly owned subsidiary. Under the terms of this purchase agreement, Solfotara has agreed to issue 250,000 of its shares to MAC (the “Shares”) and has agreed to repay the Advances to MAC as follows: (i) $20,000 within three days of signing the agreement; (ii) $30,000 on March 15, 2009; and (iii) $50,000 on June 15, 2009. In consideration of the Shares and the above payments, we relinquished any rights that we may have had to acquire Magellan Singapore Subsidiaries and assigned to Solfotara our right to be repaid the Advances.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy, Mines and Petroleum Resources (the “Ministry of Mines”). The Ministry of Mines manages the development of British Columbia’s mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry of Mines regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to us is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Mines, and the Mines Act, as well as the Health, Safety and Reclamation Code and the Mineral Exploration Code. The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral titles in British Columbia. The Mineral Tenure Act also governs the issuance of leases which are long term entitlements to minerals.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. It outlines the powers of the Chief Inspector of Mines, to inspect mines, the procedures for obtaining permits to commence work in, on or about a mine and other procedures to be observed at a mine. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them. Waste approvals refer to the disposal of rock materials removed from the earth which must be reclaimed. An environmental impact statement may be required.

In order to maintain our mineral claims in good standing, we must complete exploration work on the mineral claims and file confirmation of the completion of work on the mineral claims with the applicable mining recording office of the Ministry of Mines. In the Province of British Columbia, the recorded holder of a mineral claim is required to perform a minimum amount of exploration work on a claim or make payment in the equivalent sum in lieu of work. The fee is CDN$4.00 per hectare (approximately US$3.28) in the first three years and CDN$8.00 (approximately US$6.56 in subsequent years. There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. The completion of mineral exploration work or payment in lieu of exploration work in any year will extend the existence of our mineral claims for one additional year. Our Clisbako Property consists of 3,388 hectares. As our mineral claims are effective until December 10, 2009, we must file confirmation of the completion of exploration work in the minimum amount of CDN$13,552 (approximately $11,112) or make a payment in lieu or exploration work in the minimum amount by those dates or our claims will expire. If we fail to complete the minimum required amount of exploration work or fail to make a payment in lieu of this exploration work, then our mineral claims will lapse, and we will lose all interest that we have in our mineral claims.

Compliance with Environmental Regulations

We will have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event that a potentially economic deposit is discovered.

Prior to undertaking mineral exploration activities, we must make application under the British Columbia Mines Act for a permit, if we anticipate disturbing land. A permit is issued within 45 days of a complete and satisfactory application. We do not anticipate any difficulties in obtaining a permit, if needed If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

(i)	Water discharge will have to meet drinking water standards;

(ii)	Dust generation will have to be minimal or otherwise re-mediated;

(iii)	Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

(iv)	An assessment of all material to be left on the surface will need to be environmentally benign;

(v)	Ground water will have to be monitored for any potential contaminants;

(vi)	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

(vii)	There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

Competition

We are an exploration stage company. We compete with other mineral resource exploration and development companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration and development companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Employees

We have no employees other than our sole executive officer and directors. We conduct our business largely through consultants.

RISK FACTORS

The following are some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in our forward-looking statements. We may encounter risks in addition to those described below. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, financial condition or results of operation.

If we do not obtain additional financing, our business will fail.

As of August 31, 2008, being our most recently completed fiscal quarter, we had cash on hand in the amount of $47,933 and a working capital deficit of $10,555. Our plan of operation calls for significant expenses in connection with the exploration and development of the Clisbako Property. On August 27, 2008, our Board of Directors approved a private placement offering of up to 200 units (the “Units”) at a price of $2,500 per Unit. Each Unit is comprised of one $2,500, 10% convertible note (each a “Note”) and 10,000 share purchase warrants (each a “Warrant”). Each Note is due on October 31, 2010 and is convertible into shares of our common stock at a price of $0.20 per share. Each Warrant shall entitle the holder to purchase one (1) share of our common stock at a price of $0.25 per share for a one year period from the date of issue. The private placement offering of Units will be made to investors who are not “U.S. Persons” as defined in Regulation S. There is no assurance that the private placement offering or any part of it will be completed. Obtaining additional financing would be subject to a number of factors outside of our control, including market conditions and additional costs and expenses that might exceed current estimates. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us in which case we will be unable to complete our plan of operation on the Clisbako Property.

We have yet to earn revenue and our ability to sustain our operations is dependent on our ability to raise financing. As a result, our accountants believe there is substantial doubt about our ability to continue as a going concern.

We have a cumulative net loss of $183,652 for the period from our inception on April 28, 2006 to August 31, 2008, and have no revenues to date. Our future is dependent upon our ability to obtain financing. Williams & Webster, P.S., Certified Public Accountants, our independent auditors, have expressed substantial doubt about our ability to continue as a going concern given our accumulated losses. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital, we will not be able to complete our business plan. As a result we may have to liquidate our business and investors may lose their investment. Investors should consider our auditor's comments when determining if an investment in Pengram is suitable.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

We face significant competition in the mineral exploration industry.

We compete with other mining and exploration companies possessing greater financial resources and technical facilities than we do in connection with the acquisition of mineral exploration claims and leases on precious metal prospects and in connection with the recruitment and retention of qualified personnel. There is significant competition for precious metals and, as a result, we may be unable to acquire an interest in attractive mineral exploration properties on terms we consider acceptable on a continuing basis.

Because our sole executive officer does not have formal training specific to the technicalities of mineral exploration, there is a higher risk that our business will fail.

Richard W. Donaldson, our sole executive officer, does not have any formal training as a geologist or in the technical aspects of managing a mineral exploration company. With the exception of Bryan H. Wilson, a director of the Company, our management may not be fully aware of the specific requirements related to working within this industry. As such, the loss of Mr. Wilson’s services could cause irreparable harm to our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

Because the prices of metals fluctuate, if the price of metals for which we are exploring decreases below a specified level, it may no longer be profitable to explore for those metals and we will cease operations.

Prices of metals are determined by such factors as expectations for inflation, the strength of the United States dollar, global and regional supply and demand, and political and economic conditions and production costs in metals producing regions of the world. The aggregate effect of these factors on metal prices is impossible for us to predict. In addition, the prices of precious metals are sometimes subject to rapid short-term and/or prolonged changes because of speculative activities. The current demand for and supply of these metals affect the metal prices, but not necessarily in the same manner as current supply and demand affect the prices of other commodities. The supply of these metals primarily consists of new production from mining. If the prices of the metals are, for a substantial period, below our foreseeable cost of production, we could cease operations and investors could lose their entire investment.

We may conduct further offerings in the future in which case investors’ shareholdings will be diluted.

We recently completed an offering of 1,000,000 units at a price of $0.08 per unit, with each unit consisting of one share of our common stock and one share purchase warrant. Each warrant will entitle the holder to acquire an additional share of our common stock at an exercise price of $0.10 per share for a period ending August 26, 2010. In addition, we are currently offering units (10% convertible notes and share purchase warrants) for gross proceeds of $500,000. Since our inception, we have relied on such equity sales of our common stock to fund our operations. We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, the interests of existing shareholders will be diluted.

The quotation price of our common stock may be volatile, with the result that an investor may not be able to sell any shares acquired at a price equal to or greater than the price paid by the investor.

Our common shares are quoted on the OTC Bulletin Board under the symbol "PGRM.” Companies quoted on the OTC Bulletin Board have traditionally experienced extreme price and volume fluctuations. In addition, our stock price may be adversely affected by factors that are unrelated or disproportionate to our operating performance. Market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. As a result of this potential volatility and potential lack of a trading market, an investor may not be able to sell any of our common stock that they acquire that a price equal or greater than the price paid by the investor.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. Because our securities constitute “penny stocks” within the meaning of the rules, the rules apply to us and to our securities. The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them. As long as the trading price of our common stock is less than $5.00 per share, the common stock will be subject to rule 15g-9 under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

1.	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

2.

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

3.	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

4.	contains a toll-free telephone number for inquiries on disciplinary actions;

5.	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

6.	contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

GLOSSARY OF TECHNICAL GEOLOGICAL TERMS

The following defined technical terms are used in our Current Report on Form 8-K:

Alkaline	Said of an igneous rock that contains more alkali metals than is considered average for the group of rocks to which it belongs

Amydgaloidal	Said of rocks containing amygdules and of the structure of such rocks

Andesite	An igneous lava flow usually greenish in color formed by the emergence of molten magma through volcanic pipes

Aphyric	Said of the texture of a fine-grained or aphanitic igneous rock that lacks phenocrysts. Also, said of a rock exhibiting such texture

Argillic	Pertaining to clay or clay minerals

Augite	Dark-green to black with prismatic cleavage; a common rock-forming mineral in igneous and metamorphic rocks

Basalt	An igneous lava flow usually black to brown in color issuing from deep fissures.

Batholith	An intrusion, usually granitic, which has a large exposed surface area and no observable bottom. Usually associated with orogenic belts.

Biotite	Common rock forming mineral in crystalline rocks.

Breccia	A coarse-grained clastic rock, composed of angular broken rock fragments held together by a mineral cement or in a fine-grained matrix

Chalcedony	A fine-grained or cryptocrystalline variety of quartz; commonly microscopically fibrous; translucent or semitransparent, with a nearly waxlike luster

Clastic	Consisting of fragments of minerals, rocks, or organic structures that have been moved individually from their places of origin

Conglomerate
A coarse-grained clastic sedimentary rock, composed of rounded to subangular fragments larger than 2 mm in diameter (granules, pebbles, cobbles, boulders) set in a fine-grained matrix of sand or silt, and commonly cemented by calcium carbonate, iron oxide, silica, or hardened clay; the consolidated equivalent of gravel

Dacite	A fine-grained extrusive rock with the same general composition as andesite

Diamond drill(ing)
A rotary type of rock drill in which the cutting is done by abrasion rather than percussion. The cutting bit is set with diamonds and is attached to the end of long hollow rods through which water or other fluid is pumped to the cutting face as a lubricant. The drill cuts a core of rock that is recovered in long cylindrical sections, two centimetres or more in diameter.

Epithermal	Used to describe gold deposits found on or just below the surface close to ancient vents or volcanoes, formed at low temperature and pressure.

Eskers	Long winding ridge of sorted sands and gravel

Dacite	Fine-grained extrusive rock with the same general composition as andesite, but having a less calcic plagioclase and more quartz; according to many, it is the extrusive equivalent of granodiorite

Dome	An uplift or anticlinal structure, either circular or elliptical in outline, in which the rocks dip gently away in all directions

Dykes	A long and relatively thin body of igneous rock that, while in the molten state, intruded a fissure in older rocks

Facies	A term of wide application, referring to such aspects of rock units as rock type, mode of origin, composition, fossil content, or environment of deposition

Fanglomerate	A sedimentary rock consisting of slightly waterworn, heterogeneous fragments of all sizes, deposited in an alluvial fan and later cemented into a firm rock

Feldspar	Consisting of 60% of Earth’s crust, occurs in all rock types and decomposes to form much of the clay in soil.

Flows	The mass of material moved by a flow

Fluvial	Produced by the action of a stream or river

Geanticline	A large regional upwarping of the rock formations.

Graben	An elongate, relatively depressed crustal unit or block that is bounded by faults on its long sides

Hornblende	Felsic plutonic rock, generally adamellite or granodiorite, containing an amphibole (often hornblende) as an essential dark-colored constituent

Hyrdrothermal
Of or pertaining to hot water, to the action of hot water, or to the products of this action, such as a mineral deposit precipitated from a hot aqueous solution, with or without demonstrable association with igneous processes

Igneous	A type of rock which has been formed by the consolidation of magma, a molten substance from the earth’s core.

Intercalations
Said of layered material that exists or is introduced between layers of a different character; esp. said of relatively thin strata of one kind of material that alternates with thicker strata of some other kind, such as beds of shale intercalated in a body of sandstone

Kaolinite	Formed by hydrothermal alteration or weathering of aluminosilicates

Lacustrine	Pertaining to, formed in, growing in, or inhabiting lakes

Lahars	A mudflow composed of water and volcanic ash

Marcasite	White iron pyrites

Mineralization	The concentration of metals and their chemical compounds within a body of rock.

Moat	A ditch or deep trench.

Moraine
Mound, ridge, or other distinct accumulation of unsorted, unstratified glacial drift, predominantly till, deposited chiefly by direct action of glacier ice, in a variety of topographic landforms that are independent of control by the surface on which the drift lies

Ore	A mixture of minerals and gangue from which at least one metal can be extracted at a profit.

Phenocrysts	A term for large crystals or mineral grains floating in the matrix or groundmass of a porphyry

Plagioclase	Any of a group of feldspars containing a mixture of sodium and calcium feldspars, distinguished by their extinction angles

Porphyritic	Containing relatively large isolated crystals in a mass of fine texture.

Pyro Clastic	Produced by explosive or aerial ejection of ash, fragments, and glassy material from a volcanic vent.

Quartz	A mineral whose composition is silicon dioxide. A crystalline form of silica.

Reserve	For the purposes of this Current Report: that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves consist of:

(1)           Proven (Measured) Reserves. Reserves for which: (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling; and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

(2)           Probable (Indicated) Reserves. Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Rhyolite	A group of extrusive igneous rocks, typically porphyritic and commonly exhibiting flow texture, with phenocrysts of quartz and alkali feldspar in a glassy to cryptocrystalline groundmass

Sandstone
A medium-grained clastic sedimentary rock composed of fragments of sand size set in a fine-grained matrix (silt or clay) and more or less firmly united by a cementing material (commonly silica, iron oxide, or calcium carbonate)

Sanidine	Colorless; forms phenocrysts in felsic volcanic rocks

Sedimentary	A type of rock which has been created by the deposition of solids from a liquid.

Shale	A fine-grained detrital sedimentary rock, formed by the consolidation of clay, silt, or mud

Sharpstone	Sedimentary rock made up of angular particles more than 2 mm in its greatest dimension

Siliceous	Said of a rock containing free silica or, in the case of volcanic glass, silica in the norm

Silification	Introduction of or replacement by silica

Siltstone	An indurated silt having the texture and composition of shale but lacking its fine lamination or fissility

Stockwork	A mineral deposit consisting of a three-dimensional network of planar to irregular veinlets closely enough spaced that the whole mass can be mined

Structural	Pertaining to geologic structure.

Tectonic	adj. Describing the forces that cause the movements and deformation of Earth’s crust on a large scale, also describes the resulting structures or features from these forces.

Till
Dominantly unsorted and unstratified drift, generally unconsolidated, deposited directly by and underneath a glacier without subsequent reworking by meltwater, and consisting of a heterogeneous mixture of clay, silt, sand, gravel, and boulders ranging widely in size and shape.

Traverses	A sequence or system of measured lengths and directions of straight lines connecting a series of surveyed points (or stations) on the Earth's surface

Trenching	The removal of overburden to expose the underlying bedrock

Tuffs	Rock composed of fine volcanic ash

Vein	An occurrence of ore with an irregular development in length, width and depth usually from an intrusion of igneous rock.

Volcanic	Characteristic of, pertaining to, situated in or upon, formed in, or derived from volcanoes

PROPERTIES

We rent office space at 1200 Dupont Street, Suite 2J, Bellingham, WA 98225, consisting of approximately 144 square feet, at a cost of $225 per month. This rental is on a month-to-month basis without a formal contract.

We own a 100% interest in the Clisbako Property located in British Columbia, Canada. Title to the Clisbako Property is held by our wholly owned subsidiary, Clisbako Minerals Inc.

Description of the Clisbako Property

The Clisbako Property covers approximately 3,388 hectares. The mineral claims making up the Clisbako Property are recorded with the Ministry of Mines as follows:

Tenure Number	Area in Hectares	Expiry Date
530325	489.55	December 10, 2008
530328	489.74	December 10, 2008
530329	313.10	December 10, 2008
530387	391.81	December 10, 2008
530462	391.81	December 10, 2008
530464	391.66	December 10, 2008
530465	313.21	December 10, 2008
534877	293.62	December 10, 2008
534928	293.62	December 10, 2008
535450	19.58	December 10, 2008

The Province of British Columbia owns the land covered by the Clisbako Property. To our knowledge, there are no aboriginal land claims that might affect our title to the Clisbako Property or the Province’s title of the property.

In order to maintain the Clisbako Property in good standing, we must complete minimum exploration work on the Clisbako Property and file confirmation of the completion of the work with the Ministry of Mines. In lieu of completing this work, we may pay a fee equal to the minimum exploration work that must be performed with the Ministry of Mines. The completion of mineral exploration work or payment in lieu of exploration work in any year will extend the existence of our mineral claims for one additional year. Our mineral claims are currently in good standing until December 10, 2008. The minimum exploration work that must be performed and/or the fee for keeping our claims current is equal to $4.00 CDN (approximately $3.28 US) per hectare for the first three years and $8.00 CDN (approximately $6.56 US) per hectare thereafter. The Clisbako Property is comprised of approximately 3,388 hectares, meaning that we will be required to complete minimum exploration work or pay a minimum fee of $13,552 CDN (approximately $11,112 US) each year prior to December 10 for the first three years, in order to keep the Clisbako Property current. Thereafter, the minimum exploration work/fee payable will increase to $27,104 CDN (approximately $22,225 US) per year. If we fail to complete the minimum required amount of exploration work or fail to make a payment in lieu of this exploration work, our mineral claims will lapse and we will lose all interest in our mineral claims.

Location, Access, Climate and Physiography

The Clisbako Property is located in the Interior Plateau Region of north central British Columbia. It is composed of ten contiguous mineral claims, situated within the Cariboo Mining Division. The claims are situated approximately 125 kilometers west of Quesnel, British Columbia.

Access to the property is by paved highway west from Quesnel to Nazko, then by gravel Forest Service Roads (“FSR”) leading southwest some 50 kilometers to the property. The 4200 FSR crosses the northern portion of the Clisbako Property and branch roads and logging tracks provide access to much of the rest of the property.

The climate of the area is characteristically dry. Average annual temperature is approximately 2° C, with average summer highs in July and August of 14° C and January winter lows averaging -13° C. Average annual precipitation is approximately 440 millimeters, with an estimated 40% falling as snow. The majority of rainfall occurs between June and August.

The claims cover a wide variety of terrain, from swampy meadows to forested upland slopes. Elevations range from 1,250 meters along the Clisbako River to over 1,500 meters to the west. A significant portion of the property has been logged by clearcut methods. Forest cover is typical of the region, consisting of lodgepole pine, with local stands of black spruce, fir and birch along drainages. Timber harvesting has occurred with numerous cut blocks scattered throughout the claim area. Swampy meadow lands in the eastern and north-eastern portions of the property that form the headwaters of the Clisbako River system are saturated for much of the year but dry out in late summer. These areas are sparsely treed.

Property History

Historical work to date on the Clisbako Property has outlined eight main zones, as currently identified, of epithermal mineralization and alteration referred to as the North, Central, South, West Lake, Obvious, West Lake Boulder, Gore and Bari zones. Historical records indicate that soil geochemical surveys and geophysical surveys have been conducted over several grids on the property, and a total of 34 diamond drill holes have been completed. The bulk of the work has been concentrated within a 2 kilometer by 4 kilometer north trending corridor in the centre of the project area. Prior to 1989, there is no recorded work on the Clisbako Property.

Eighty Eight Resources Ltd.: 1989 - 1991

In 1989, a regional reconnaissance exploration program was conducted within the Nechako Basin by Eighty Eight Resources Ltd. Epithermal quartz float collected on the property returned weakly to moderately anomalous gold, silver and arsenic values. Subsequent work traced these samples to their source and led to the discovery of several extensive areas of epithermal silicification and argillic alteration in 1990.

A property consisting of 15 contiguous claims (Clisbako 1-15) covering 7,500 hectares was staked by Eighty-Eight Resources Ltd. to cover these areas. Dawson Geological Consultants Ltd. were contracted to complete a compass and flag grid covering the 4 main mineralized zones (North, Boulder, Central and South Zones). Crews collected 1,320 soil samples from grids covering the mineralized areas, and a total of 253 rock samples were collected from areas of epithermal silicification as well as from mineralized float believed to be locally derived. Geological mapping was also completed.

Minnova Inc.: 1991- 1992

The property was subsequently optioned to Minnova Inc., and five more claims (Clisbako 16-20) were added to the property in April, 1991, following a compilation of data and re-interpretation of the 1990 field work. Minnova then proceeded to fly an airborne magnetic and electro-magnetic survey over the entire property. Grid line spacing over the pre-existing grid was tightened to 100 meters line spacing and grid lines were extended 1 kilometer to the west. The entire gridded area was geologically mapped and sampled, the results of which delineated the Gore and Pond epithermal alteration zones. A total of 18 trenches were excavated covering 5 mineralized zones (North, South, Central, Discovery and Trail Zones), all of which were mapped in detail and sampled. Based on the results of these programs a 19 hole NQ drill program was completed totaling 3,024 meters. This included 11 holes in the North Zone, 7 holes in the South Zone and 1 diamond drill hole in the Central Zone. The program confirmed the presence of widespread anomalous gold concentrations but failed to delineate any zones of economic significance.

In June, 1992, a total of seventeen 2-post claims were added on the claim group, presumably to ensure there were no internal fractions between the Clisbako 4 & 13, 7 & 14, 5 & 10 and 8 & 10 claims. Minnova conducted a gradient array IP geophysical survey over 17 partial grid lines covering those zones identified to date in the central portion of the property. An additional 7 trenches were completed in the West Lake, Gore, West Pit and Central Zones. An 11 hole, 1,358 meter NQ drill program was conducted to evaluate the results of the gradient array IP survey and extensions to zones identified in 1991. Although the drilling intersected extensive widths of strong epithermal alteration in each target area, no significant precious metal values were detected. Nonetheless, indicator elements such as mercury, arsenic and tin were strongly anomalous throughout, indicating that the system as a whole has a classic epithermal signature.

Phelps Dodge: 1994 - 1996

After the expiration of Minnova’s option, Phelps Dodge examined the property and subsequently optioned it in the fall of 1994. Phelps Dodge, through Fox Geological Services Inc., carried out a 22 line kilometer soil geochemical sampling program in 1994. Thick glacial till cover in the project area effectively masks any bedrock leaching and the soil survey failed to define zones of epithermal alteration.

Fox Geological was retained again to conduct a combined rock and soil geochemistry program, IP geophysical survey, geological mapping and a diamond drilling program during the 1995 field season. The 1995 program focused on developing new targets in relatively under explored parts of the property and further evaluating known zones of mineralization with limited historical work.

Fox Geological Services completed 58 kilometers of gridding west of Camp Lake to the western claim boundary. Mapping and prospecting on the grid generated 339 rock samples of bedrock and float, returning values from trace to 9760 ppb gold. This sample was collected from a cluster of weakly quartz veined feldspar phyric rhyolite float boulders within a discrete dispersion train in till. The bedrock source of these boulders has not been discovered.

Soil geochemical surveys totaling 22 line kilometers covered the western and central portions of the claim group along 1 kilometer spaced lines with detailed coverage in the Gore and Bari zones resulting in 677 soil samples. Anomalous gold results were usually isolated, one sample occurrences, but anomalous arsenic values outlined a prominent 2000 meter by 800 meter north trending zone which coincided with several new zones of quartz veining outlined by prospecting. Additional follow-up was recommended in the Bari 1 and 2 zones.

The IP survey consisted of a total of 17.8 line kilometers. Two different arrays were utilized: a reconnaissance style survey with electrodes spaced 75 meters apart along road lines and a detailed survey with 150 meter electrode spacing over two established grid lines. The wider separations failed to detect any anomalous readings that were not detected using shorter separations.

A total of 700.9m of NQ2 diamond drilling in 4 drill holes was conducted on the West Lake boulder train and the Obvious Zone. Drilling failed to encounter economic concentrations of gold with results similar to those obtained from the North and South Zones.

Phelps Dodge noticed in 1995 that several extensive intervals of Minnova’s drill core had not been sampled, and undertook to split, sample and assay these intervals. A total of 708.5 meters of diamond drill core from the Minnova program was sampled in the fall of 1995, returning elevated sub-economic results for Au, As and Sb in sections from holes 91-04 and 92-22.

A short 4 day field program was completed in 1996 consisting of geological mapping and sampling in the Bari Zone area. A total of 24 rock samples were submitted for analysis with the best results reporting 294 ppb gold. Most samples over 50 ppb gold were from boulder float. Elevated arsenic amounts up to 5194 ppm were returned. As with the high gold results, the majority of the elevated arsenic results are from boulder float samples.

Although a large gold bearing epithermal system had been outlined in the central claim area covering approximately 20 square kilometers, gold tenors are generally very low, rarely exceeding 500ppb.

Goodall (Global Geological): 1996 - 2003

The Bako 1 to 16 claims were subsequently staked by Geoff Goodall, P. Geo. In 1996 to cover previously identified zones of alteration and mineralization. A prospecting program was conducted on the Bako 1 to 5 mineral claims in the spring of 2002. These claims cover eight zones of hydrothermal alteration typified by pronounced bleaching of the host felsic volcanics and are characterized by intense argillic alteration accompanied by multi-stage intense quartz veining, weak to strong silicification, and/or hydrothermal brecciation. The work program consisted of prospecting traverses and rock geochemical sampling of areas adjacent to and within previously discovered zones of alteration. A total of fifty-two rock samples were collected. A strong correlation was shown to exist between anomalous gold values and anomalous silver values. Samples with anomalous concentrations of antimony also had anomalous levels of arsenic, and mercury was weakly anomalous.

Bard Ventures: 2003 - 2004

The property was optioned to Bard Ventures in late 2003 and Global Geological Services established two geophysical grids over the Discovery and Brooks Zones totalling 24.5 line kilometers. Previous mapping and sampling programs within these areas uncovered concentrations of quartz rich boulder float with grab samples indicated anomalous gold values.

Regional Geology

The Clisbako property is located in the northern part of the Chilcotin Plateau. Specifically, it is situated in the south central part of the Anahim Volcanic Belt along an east-west trend defined by three peralkaline shield volcano complexes (Rainbow Range, Ilgachuz Range, Itcha Range) that comprise the western part of the belt. The oldest rocks exposed in the Chilcotin Plateau area are Pennsylvanian to Permian age Cache Creek Group sedimentary rocks. These are overlain by upper Triassic to lower Jurassic Takla Group andesite-basalt flows, tuffs and breccias and associated clastic rocks. Predominant in the northern portion of the Chilcotin Plateau are andesite flows and breccias, and sedimentary rocks of the mid-Jurassic Hazelton Group. This sequence is unconformably overlain by the upper Cretaceous, Paleocene, Eocene and possibly Oligocene rocks of the Ootsa Lake Group. This latter Group is comprised of rhyolitic to dacitic tuffs, flows and breccias with minor amounts of andesite, basalt, conglomerate and tuffaceous shale.

A sequence of Eocene to Miocene andesite, dacite and rhyolite volcanics of the Endako Group and Pliocene to Pleistocene Chilcotin Group vesicular andesite and basalt flows, breccias and cinder cones conformably overlie the Ootsa Lake Group. Pleistocene to recent till, gravel and sand infill drainages basins and locally form eskers and moraines up to 100 meters thick. Phelps Dodge compiled a detailed regional geology synopsis of the area as part of the work they conducted.

The Clisbako property is dominantly underlain by felsic volcanics and volcaniclastics of Eocene age that are referred to informally as the Clisbako Volcanics. The Clisbako Volcanics underlie a large, regionally circular area within which a wide variety of assemblages of the Clisbako Volcanics occur. This area appears to be a distinct basin of volcanic deposition and is referred to as the Clisbako Caldera Complex. The age of the complex is Early to Middle Eocene, based on Potassium-Argon age dates and palynology. Chemically similar volcanics, also of Eocene age, to the north in the Nechako River map area are referred to as the Ootsa Lake Group (for the felsic members) and the Endako Group (for the basic and intermediate members).

Volcanic, subvolcanic and volcaniclastic rocks within the Clisbako Caldera Complex range in composition from basalt to rhyolite and include a wide variety of textural types and facies assemblages. Dacites, rhyodacites and rhyolites are the most common compositional types, with andesites and basalts subordinate. Passive eruptive sequences of flows and domes are the most abundant volcanic assemblages with explosive pyroclastics more common towards its west central parts. Associated with both the passive and explosive assemblages is a highly variable assemblage of lahars, fanglomerates, coarse and fine-grained fluvial assemblages and locally, chemically deposited siliceous sinters that have been interpreted as parts of a moat facies. Chemical analysis of these volcanics show them to be potassium-rich and may be classified as belonging to the high-potash calcalkaline magma series.

Passive eruptive sequences of flows and domes are the most abundant volcanic assemblages. Explosive pyroclastics occur throughout the Caldera Complex, but are most common towards its west-central parts. Intimate with both the passive and explosive volcanic assemblages is a highly variable assemblage of lahars and fanglomerates, coarse and fine-grained fluvial assemblages and locally, chemically deposited siliceous sinters that comprise volcaniclastic sediments that are here interpreted as parts of a "moat" facies. Rock units of the moat facies from recessive assemblages and are very poorly exposed. The distribution of these three facies assemblages within the caldera suggests the presence of a number of separate basins within the larger caldera structure.

In the north and northeastern parts of the complex, aphyric and biotite phyric rhyolite and rhyodacite flows and flow domes are common. In the north part of the area a lahar- moat facies containing boulder breccia, conglomerate, sandstones and lacustrine siltstone with opaline sinters is associated with mainly flow and flowdome units of andesite and dacite composition. The south eastern part of the caldera complex is underlain by platy fractured, generally aphyric to weakly augite phyric dacite and andesite, with local areas of basalt and minor suggestions of the presence of a lacustrine moat facies. The southwestern part of the caldera is underlain mainly by dacitic,andesite and subordinate biotite phyric flow units, with local areas to the north of biotitequartz phyric rhyolite flow and pyroclastics. Here, the lahar-lacustrine-siliceous sinter moat assemblage occupies a large area in the central part of this southwestern sector.

The central and northwestern parts of the Clisbako Caldera complex, underlying the Clisbako, Baez and Bako claim blocks, are underlain by a bimodal suite of volcanics. Here, the dominant facies is an assemblage of aphyric to weakly to moderately augite and feldspar phyric dacite flows with local intercalations of polylithic volcaniclastics, volcanogenic breccia and fluvial clastics. The subordinate volcanic assemblage in this central and western sector comprises varieties of variably quartz, biotite, hornblende, plagioclase and sanidine phyric felsic volcanics that includes explosive ash flow tuffs, subvolcanic intrusions and breccias. Moat facies assemblages, including siliceous sinters have been noted in this area proximal to the felsic volcanic assemblages to the immediate northeast of this west-central facies, and the presence of boulders in float train suggests its presence within the area.

Property Geology

The Clisbako Property area is one of very low relief that has been extensively glaciated. Glaciation advanced from the south-southwest, covering the area with a variable thickness of till . Outcrop is very limited within the project area and bedrock exposure is likely under 1%. The best exposures are found on rounded, hummocky ridge crests and are dominated by platy to massive dacites and rhyodacites. Outcrop is also exposed in incised outwash channels and in logging slashes. The more recessive and easily weathered rock assemblages such as the Moat facies and clay-argillic alteration assemblages are poorly represented in natural exposures, although their distribution has been somewhat enhanced by logging slashes and road cuts.

Contacts were not observed between major units and very rarely seen between beds. All age relationships between stratigraphic elements are deductive. In addition, no zone of definitive faulting could be documented by the presence of natural and man-made exposures, with the exception of trenching in the North Zone. There, the zone is very strongly faulted, marked by clay gouge, kaolinized zones and shattered rock and serves to suggest that faulting is an important, if mostly hidden, structural element.

Dacitic flow units underlie much of the terrain in the central and western parts of the Clisbako claim area. Rhyolite assemblage fragmental units underlie the low lying slopes to the north and east. These rocks are in turn overlain by Miocene basalts along the Clisbako River valley. Most units strike northerly and dip gently east although dip reversals are common.

Exploration work to date has focused on an area roughly two kilometers by four kilometers in size. Rocks in this area consist of rhyolitic flows, tuffs and breccias interbedded with dacite and amydgaloidal andesite flows and associated pyroclastic rocks. These are tilted and block-faulted and fill a north-trending, shallow, graben and local depositional basins.

The stratigraphic and subvolcanic lithologies that underlie the Clisbako claims can be subdivided into three separate assemblages consisting of, in probable chronological order, a dacitic facies, a rhyolite facies and a basalt-andesite assemblage. These east-dipping strata are disrupted by north-trending faults near Mount Dent and at Camp Lake on the Clisbako claims. Fluvial and lacustrine (moat facies) volcaniclastic sediments form portions of all three assemblages. The most extensive and probably oldest volcanic facies is represented by a suite of dacitic flows that are typically aphanitic to sparsely porphyritic with fine-grained augite phenocrysts. Locally interbedded with the volcanics of the Dacite Assemblage are variable thicknesses of clastic rocks that range from sharpstone conglomerate-fanglomerate to laminated fluvial fine-grained sandstone composed of detritus derived directly from the dacite flows.

Rhyolites of the felsic facies assemblage lie in a north-south trending band through the central part of the claim block. This assemblage has been interpreted as one of the centres of felsic volcanism within the Clisbako Caldera Complex. Volcanic and subvolcanic members of this facies include ash flow tuffs, flows, breccias, dykes and domes (plugs) and are composed of variations of plagioclase, biotite, quartz, hornblende and sanidine phenocrysts. It is distinguished from the dacite assemblage by the presence of common hydrous minerals biotite and hornblende. Associated spatially and compositionally with rhyolites of the felsic assemblage are volcaniclastics of a moat facies, including ash tuffs, siltstone, sandstone, conglomerate and siliceous sinters.

Overlying the Clisbako Formation is a 30 to 50 meter thick basalt-andesite facies, the youngest unit. This is comprised of olivine basalt flows and locally abundant pyroclastic rocks and has been correlated with the Miocene Endako Group. It appears in the extreme northeast portion of the claim block.

North to north-northeast striking faults are the most prominent structures on the property. They dip moderately to steeply east and west (40° to 80°) and are responsible for extensive block faulting of the Clisbako

Formation. Measured offsets range from a few meters to about 200 meters. Epithermal alteration is hosted by several of these faults.

Faulting has caused considerable rotation of the volcanic sequence, resulting in highly variable dips. For example, on the west part of the grid, units of the Dacite member dip steeply to vertically while at the North Zone bedding is nearly flat lying.

A shallow graben is defined by the north trending faults in the grid area. Epithermal style alteration at the North, Central, South, Gore and West Lake zones occur along these structures. The easternmost fault, the East Boundary Fault, hosts epithermal alteration intermittently over a length of 2 kilometers. The South, Trail and Central Zones occur along this structure.

Other structures include northwest and northeast trending linears which form conspicuous drainage patterns in the northeast claim area. They have no measurable offset and their significance is uncertain.

Several occurrences of epithermal-style alteration are known in the east part of the property. They are all similar in style.

The zones are characterized by wide haloes of pervasive argillic alteration occurring in the hanging wall of the graben faults. Extensive stockworks of quartz, pyrite (+ marcasite) veinlets occur throughout the argillic zones. Overall sulphide content averages about 0.5% .

Stockworks grade into areas of pervasive silicification close to the faults. These commonly contain irregular shaped bodies of hydrothermal breccia and banded veins.

Argillic alteration occurs up to 100m into the hanging wall of the source structures. In zones where several parallel structures occur close together, such as at the North Zone, the argillic zones coalesce. Silicification is more restricted, occurring as 1 to 25 meter wide zones along fault planes. Narrow subparallel silicified zones also occur in the footwall of the host structures.

Footwall alteration is less intense than the hanging wall alteration. Argillic alteration is typical, however at some locations weak propylitization consisting mostly of chlorite and calcite veinlets is developed.

Alteration is well developed in a variety of host rocks. At the North, West Lake and Central zones alteration occurs in rhyolites and crystal tuffs. At the South Zone, the strongest alteration is hosted by amygdaloidal andesite.

Mineralization

Mineralization at Clisbako consists of epithermal silica stockworks and breccias developed on north-striking faults. Previous operators have outlined eight zones of hydrothermal alteration on the property. These zones are associated with rocks of the felsic assemblage, grading outward into rocks of the dacite assemblage. The zones are referred to as the Bari, Brooks, Gore, Discovery, Obvious, West Lake, South and North zones. The alteration zones are typified by pronounced bleaching of the host felsic volcanics and are characterized by intense argillic alteration accompanied by multi-stage intense quartz veining, weak to strong silicification, and/or hydrothermal brecciation. Locally, early argillic alteration is almost completely overprinted and masked by later successive stages of silicification.

It has been suggested that the hydrothermal alteration and mineralization were developed along complex steeply dipping north to north-east trending fault structures which were formed during the development of the Clisbako Caldera. However, within the claim area the alteration zones appear to be controlled by a series of closely spaced subparallel small-scale faults, rather than a single major structure. The rocks between the individual small-scale faults are highly fractured, intensely hydrothermally altered and flooded with a pervasive stockwork of quartz veinlets.

The various mineralized zones and prospects, along with boulders in glacial dispersion trains, are composed of quartz veined volcanic rocks. Vein textures include massive fine to medium grained quartz, banded chalcedony, stockworks of comb-textured quartz and drusy vugs. Calcite occurs in very small amounts and as fracture coatings and as replacement of alkali feldspars in propylitically altered rock. Quartz veins are varied and have been described as; stockwork, druzy, massive, sugary, stringers, blue/black, chalcedonic, banded, comb quartz in open space fillings, crustiform, or brecciated. Some of the veins show quartz pseudomorphs after coarse bladed calcite, evidence of boiling.

The argillic zones contain an average of less than 0.5% sulfide mineralization, but in the silicified zones the sulfide content may reach 5% over narrow widths. Low sulphide concentrations are typical of an acid-sulphate epithermal system.

Pyrite is the dominant sulphide and typically is very fine grained. In this form it most commonly occurs as disseminations in dark gray to blue-black chalcedonic quartz, is disseminated in the matrices of siliceous hydrothermal breccias, or fills quartz lined cavities. Coarse-grained pyrite is locally associated with marcasite and arsenopyrite. Pyragerite has been identified south of Clisbako Lake, within the North Zone, and may be the main silver bearing mineral. Barite has been observed at several localities.

Alteration fringing the siliceous lodes and breccias is dominantly argillic, generally widespread and locally intense. It consists of illite and montmorillonite replacement of plagioclase feldspar phenocrysts and the ground mass, with minor sericitization of hornblende and biotite phenocrysts. Mineralized zones generally comprise an inner zone of silicious breccia and quartz stockworks lying on or within controlling fault structures and a wide distal zone of argillic alteration that may extend up to 150 meters or more out from the silica core zone. Propylitic alteration is pervasive and comprises fine disseminated and fracture controlled chlorite which imparts a pale green colour to the rocks. It is accompanied by variable amounts of calcite along fractures and as replacement of alkali feldspar. Potassic alteration as measured by alkali feldspar staining of rocks is variable. In only one occurrence has potassium feldspar been observed within a vein. Gold grades are elevated close to the inner silicified zone while the argillic envelope is usually barren. The various zones explored are described in detail below.

The North zone lies in a down-faulted block of feldspar (+/- quartz) phyric rhyolite flows and tuffs and dacite flows and pyroclastic breccias south of Camp Lake. It is exposed in a gully in which trench excavations have exposed argillic-altered rocks over 300 meters. It has a well defined east boundary marked by a fault. The west boundary is poorly constrained and is probably continuous with the West Lake Zone.

Alteration associated with north-striking faults consists of extensive silicification, quartz and pyrite stockworks, banded epithermal veins and siliceous breccia. These zones contain elevated precious metal and pathfinder element values. Argillic alteration is most pronounced distal from the siliceous zones. Barren quartz stockworks are common in the argillic zone.

The Central zone is a stockwork lying along the same fault structure that hosts the South zone. Quartz-clay alteration is similar to that at the North zone, with extensive quartz stockworks and pervasive argillic alteration occurring in a flow-banded dacite. The zone is narrow and probably connects with the North Zone to the north.

Four trenches have been excavated on the Discovery zone across two narrow, hydrothermal breccias. The best gold grades (133 to 421 ppb gold) were obtained from a two meter wide zone of quartz stockworks, white, vuggy quartz veins and hydrothermal breccia. The matrix consists of a bluish-grey clay gouge. The wallrock, which consists of flow banded dacite, is moderately silicified up to four meters away from the breccia. The highest gold tenor (421 ppb) was obtained from the most intensely altered material. A second less altered breccia, consists of black, sulphidic quartz fragments in a moderate to strongly argillized dacite host. This interval was only weakly mineralized (102 ppb gold), however a sulphide-rich interval was enriched in arsenic (2,930 ppb).

The South Zone is typified by a large area of silicification and hydrothermal breccia. The main outcrop area, in a small creek at the south end of the property, consists of a zone of hydrothermal breccia, veins and stockworks over an outcrop area of 150 meters and has been traced by drilling for some 300 meters.

The zone shows evidence of multiple stages of silicification indicated by cross cutting relationships and clast types within hydrothermal breccia veins. The hanging wall is strongly bleached and variably silicified in which a strongly developed stockwork of pyritic veinlets are cut by irregular veins of dark grey, banded chalcedony. One such vein was traced continuously for 22 meters. It was from these veins that the best assays were obtained by Minnova. The highest tenor was 3,300 ppb gold over a two-meter sample.

Despite the intense alteration, silicification and breccia development, precious metal and pathfinder element concentrations are low. The highest gold concentrations occur in sulphide-rich hydrothermal breccias and zones of banded grey chalcedony. Minnova drilled ten holes in the South zone area in 1991 and 1992. Most holes returned low grade to barren zones of siliceous breccia. The best hole, DOH 92-30 returned 2.0 meters of 228 ppb gold.

Two zones were identified by IP surveys southwest of Camp Lake, the West Lake and West Pit Zones. The West Pit is a 200-metre long chargeability high centred on line 416N at 285+00E. It has been traced intermittently as far south as line 400N. Trenching in 1992 failed to reach bedrock. Subcrop and overburden contains abundant bright yellow clay along with fragments of silicified rock and vein quartz. The West Lake zone, immediately west of the North zone, consists of a coincident chargeability and resistivity high with a strike length of about 300 meters. Trenching on the West Lake zone exposed a quartz stockwork zone containing three-meter wide banded and bladed, pyritic, quartz-chalcedony veins. The best chip samples across the altered zone returned 8.5 g/t gold over one meter from one of the veins.

Minnova drilled six holes in the West Lake-West Pit area in 1992 to follow-up trenching and induced polarization surveys. The best hole, 92-27, returned 135 ppb gold over an interval of 2.0 meters.

The Obvious Zone is located along the 4200 Forest Service Road approximately 2 kilometers north of the North Zone at Camp Lake, and was discovered by prospecting the excavated ditches adjacent to the road. Float boulders of quartz veins and silicified feldspar phyric rhyolite tuffs are present within till and subcrop. The best grab sample returned 156 ppb gold with elevated arsenic. The Obvious Zone was drill tested by hole 236-34.

The West Lake Boulder Train is located along a reclaimed logging access road along the west shore of Camp Lake. The boulder dispersion train comprises angular float blocks up to 50 cm in size in till along a tightly confined, north trending dispersion train over 600 meters in length. Float blocks include massive fine grained quartz, silica breccias and quartz stockworks. The best grab sample returned 1528 ppb gold. This zone was drill tested by 3 drill holes, 236-31, 236-32, and 236-33.

The Gore Zone is located approximately 1.5 kilometers southwest of the North Zone on the eastern slope of the ridge rising to the west of Camp Lake. The Zone comprises north trending massive silica breccias and quartz vein stockworks within dacite flows and rhyolite tuffs and is exposed over an area of 500 meters by 50 meters. Bedrock and float boulder sampling returned low gold values ranging from trace to 315 ppb.

The Bari Zone comprises two separate silica breccia bodies and several float and subcrop occurrences centred about 2.5 kilometers due west of the North Zone. Local lithologies include propylitically altered dacite flows and a 50 meter thick pyroclastic breccia unit with variably silicified angular clasts. Two separate zones, the Bari 1 and Bari 2 zones are partially exposed through a thin cover of till and comprise north-trending zones of hydrothermal breccia up to five meters thick. Accessory minerals include arsenopyrite and barite and possible sulphosalts indicated by an unusual grass green coloured weathering. The peak gold value is 239 ppb from the Bari 1 and 466 ppb gold from the Bari 2. Both zones are within a large arsenic soil anomaly which extends for 2 kilometers from L 406N to L 426N.

Detailed sampling in 1996 failed to enhance the prospect with best results from outcrop reporting a high of 68 ppb Gold. High arsenic values of up to 5194 ppm were returned from float boulders.

Prospecting and rock geochemical sampling on the Bari Zone in 2002 has confirmed the existence of epithermal style gold and silver mineralization within an argillically altered and quartz veined felsic volcanic assemblage. More than 80% of the 52 rock samples returned anomalous values for gold, silver, arsenic, tin, mercury, molybedum or barium. The highest values were 770 ppb gold, 56.6 ppm silver, 8330 ppm arsenic, 346 ppm tin and 7 ppm mercury. These results were returned from dark gray or blue-black coloured veins with or without banding, or from silicified zones that displayed several stages of brecciation. Local development of intense brecciation suggests repeated sealing and fracturing permitting hydrothermal fluids to repeatedly permeate the system.

Conclusions and Recommended Exploration Program

James Chapman, P. Geo and P. Eng., and Willie Kushner, BSc Geo., our consulting geologists, conclude that a strong potential for mineralization on the property lies within structurally controlled features at depth.

Our consulting geologists recommend a three-phase continuing exploration program be undertaken on the property to determine the prime localities of mineralization on which to focus concentrated exploration. The three-phase program and its approximate estimated costs consist of the following:

Phase	Recommended Exploration Program	Approximate Estimated Cost	Status
Phase I	Soil geochemical surveys and IP geological surveys.	CDN $122,000 ($100,040)	To be implemented in Spring 2009.
Phase II	Trenching and IP geological surveys.	CDN $158,000 ($129,560)	To be determined based on the results of Phase I.
Phase III	Diamond drilling on selected targets.	CDN $500,000 ($410,000)	To be determined based on the results of Phase I.
	Total Estimated Cost	CDN $780,000 ($639,600)

PLAN OF OPERATION

Over the next twelve months, our plan of operation is to implement our exploration program on the Clisbako Property in order to assess whether it possesses mineral reserves capable of commercial extraction. We have not, nor has any predecessor, identified any commercially exploitable reserves on our mineral property.

Our plan is to conduct Phase I of our exploration program in Spring 2009. However, we will require additional financing in order to complete Phase I of our exploration program. If we are able to obtain additional financing, Phase I of our exploration program on the Clisbako Property will involve soil geochemical surveys and IP geological surveys.

As at August 31, 2008, we had cash on hand of approximately $47,933. Accordingly, we have insufficient cash on hand to proceed with our exploration program of the Clisbako Property and we will require additional financing in order to proceed with our exploration program. There is no assurance that we will be able to acquire such additional financing on terms that are acceptable to us, or at all.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 16, 2008 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	Richard W. Donaldson	8,000,000	53.3%
	Chief Executive Officer, Chief Financial Officer,	(direct)
	President, Secretary, Treasurer and Director
Common Stock	Bryan H. Wilson	Nil	Nil
	Director
Common Stock	All Officers and Directors	8,000,000	53.3%
	as a Group (2 persons)
5% STOCKHOLDERS
Common Stock	Richard W. Donaldson	8,000,000	53.3%
	Chief Executive Officer, Chief Financial Officer,	(direct)
	President, Secretary, Treasurer and Director
	P.O. Box 230, Town Plaza
	Leeward Highway, Providenciales
	Turks & Caicos Islands, BWI

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on December 16, 2008. As of December 16, 2008, there were 17,999,048 shares of our common stock issued and outstanding.

Change In Control

We are not aware of any arrangement that might result in a change in control in the future.

 DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and positions of our executive officer and directors:

Name	Age	Position

Richard W. Donaldson	69	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

Bryan H. Wilson	58	Director

Set forth below is a brief description of the background and business experience of our executive officer and directors:

Richard W. Donaldson was appointed as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and as a member of our Board of Directors on May 2, 2008. Mr. Donaldson is a self employed business consultant, involved in corporate management reorganizations, mergers and acquisitions for over 25 years. Mr. Donaldson is a former director and officer of numerous private and public companies, including Noront Resources Ltd., Aiviv Ventures Inc., Cherokee Minerals Corp., Canzona Minerals, Inc. and Renox Creek Petroleum Corp.

Bryan H. Wilson was appointed as a member of our Board of Directors on December 19, 2008. Mr. Wilson has worked in the fields of mining exploration and development for 18 years and financial services for 12 years. He has filled various roles such as Project Geologist/Manager for Shell Canada; Consultant, Financial Advisor for Scotia McLeod; Mining Analyst for C.M. Oliver; and Corporate Finance Specialist for Dominick & Dominick and Thames Capital. Mr. Wilson is currently the President, CEO and director of St. Genevieve Resources Ltd. (SGVL-CNQ, STGIF-OTCBB), a mining exploration and development company. Mr. Wilson is also the CEO, President and Director of Gee-Ten Resources Inc., a mineral exploration company quoted on the TSX Venture Exchange. Since September 1999, Mr. Wilson has acted as a director of Spider Resources Inc. (SPQ-TSX.V). Mr. Wilson served as the President and Treasurer of Canyon Copper Corp. from May 30, 2006 to November 7, 2007 and has served as a member of its Board of Directors since March 6, 2006.

Term of Office

Members of our board of directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole executive officer and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth total compensation paid to or earned by our named executive officers as that term is defined in Item 402(m)(2) of Regulation S-K, during our fiscal years ended November 30, 2008 and 2007:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Richard W. Donaldson(1) CEO, CFO, President, Secretary, Treasurer, Director and Director of MAC	2008 2007	- -	- -	- -	- -	- -	- -	3,000 -	3,000 -
Don Archibald(2) Director of MAC	2008 2007	- -	- -	- -	- -	- -	- -	3,000 -	3,000 -
David K. Ryan(3) Director of MAC	2008 2007	- -	- -	- -	- -	- -	- -	3,000 -	3,000 -
Bernie J. Hoing(4) Former Sole Executive Officer and Former Director	2008 2007	- -	- -	- -	- -	- -	- -	2,800 33,600	2,800 33,600

Notes:

(1)

Mr. Donaldson was appointed as our CEO, CFO, President, Secretary, Treasurer and Director on May 2, 2008. Commencing September 1, 2008, we have accrued $1,000 per month for Mr. Donaldson acting as a director of Magellan Acquisition Corp. (“MAC”), our wholly owned subsidiary.

(2)	Mr. Archibald serves as a director of MAC. Commencing September 1, 2008, we have accrued $1,000 per month for Mr. Archibald acting as a director of MAC.
(3)	Mr. Ryan serves as a director of MAC. Commencing September 1, 2008, Mr. Ryan has been paid $1,000 per month for acting as a director of MAC.
(4)	Mr. Hoing resigned as our President, Secretary, Treasurer and Director on May 2, 2008. Pursuant to a verbal agreement, we paid Mr. Hoing management fees of $2,800 per month.

Outstanding Equity Awards At Fiscal Year-End

We have not issued any outstanding equity awards since our inception.

Employment Contracts

Other than as described above, we have no employment contracts, termination of employment or change-incontrol arrangements with our executive officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, none of the following persons has, in the last fiscal year, had any material interest, director or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

(a)	any director or officer;

(b)	any proposed nominee for election as a director;

(c)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock;

(d)	any promoters; or

(e)	any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary.

On June 13, 2006, we issued 9,000,000 shares of common stock to our former sole executive officer and director, Bernie J. Hoing, at a price of $0.001 per share. The shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act. On May 2, 2008, Mr. Donaldson purchased 8,000,000 shares of our common stock from Mr. Hoing for $8,000.

Director Independence

Our common stock is quoted on the OTC Bulletin Board interdealer quotation system, which does not have director independence requirements. Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also or has been an executive officer or employee of the corporation. In applying the definition, we have determined that Bryan H. Wilson is our sole independent director. Mr. Donaldson does not qualify as an independent member of our Board of Directors.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock commenced trading on the OTC Bulletin Board under the symbol “PGRM” on July 11, 2007. The high and low bid information for our common stock for the year ended November 30, 2007 and subsequent interim periods as reported by the OTC Bulletin Board were:

QUARTER	HIGH ($)	LOW ($)
November 30, 2007	-	-
February 28, 2008	$0.20	$0.00
May 31, 2008	$0.35	$0.06
August 31, 2008	$0.45	$0.20

Quotations provided by the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Holders Of Our Common Stock

As of December 16, 2008, there are 17,999,048 shares of our common stock issued and outstanding held of record by twenty-two (22) registered stockholders. We believe that a number of stockholders hold stock on deposit with their brokers or investment bankers registered in the name of stock depositories.

Dividends

We have not declared any dividends on our common stock since our inception on April 28, 2006. There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws. Our governing statute, Chapter 78 of the Nevada Revised Statutes (the “NRS”), does provide limitations on our ability to declare dividends. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)

our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution (except as otherwise specifically allowed by our Articles of Incorporation).

Equity Compensation Plans

We have no equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

RECENT SALES OF UNREGISTERED SECURITIES

See Item 3.02 of this Current Report on Form 8-K.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02              UNREGISTERED SALES OF EQUITY SECURITIES

In consideration for our acquisition of the Clisbako Property, we issued 2,000,000 shares of our common stock to Bako. These shares were issued to Bako pursuant to the provisions of Regulation S promulgated under the Securities Act on the basis of representations provided by Bako that it is not a “U.S. Person” as that term is defined in Regulation S.

 SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 19, 2008, we increased the size of our Board of Directors from one to two members and appointed Bryan H. Wilson to fill the vacancy on the Board.

Mr. Wilson has worked in the fields of mining exploration and development for 18 years and financial services for 12 years. He has filled various roles such as Project Geologist/Manager for Shell Canada; Consultant, Financial Advisor for Scotia McLeod; Mining Analyst for C.M. Oliver; and Corporate Finance Specialist for Dominick & Dominick and Thames Capital. Mr. Wilson is currently the President, CEO and director of St. Genevieve Resources Ltd. (SGVL-CNQ, STGIF-OTCBB), a mining exploration and development company. Mr. Wilson is also the CEO, President and Director of Gee-Ten Resources Inc., a mineral exploration company quoted on the TSX Venture Exchange. Since September 1999, Mr. Wilson has acted as a director of Spider Resources Inc. (SPQ-TSX.V). Mr. Wilson served as the President and Treasurer of Canyon Copper Corp. from May 30, 2006 to November 7, 2007 and has served as a member of its Board of Directors since March 6, 2006.

ITEM 5.06               CHANGE IN SHELL COMPANY STATUS

As a result of our acquisition of the Clisbako Property, we have completed a transaction that has the effect of causing us to cease being a shell company. The details of our acquisition of the Clisbako Property are described under Item 2.01 of this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d)               Exhibits

Exhibit
Number	Description of Exhibit

10.1	Purchase Agreement dated December 15, 2008 among Solfotara Mining Corp., Magellan Copper and Gold plc and Magellan Acquisition Corp.

10.2	Purchase Agreement dated December 16, 2008 between Bako Resources Inc. and Pengram Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENGRAM CORPORATION
Date: December 22, 2008

	By:	/s/ Richard W. Donaldson

RICHARD W. DONALDSON
President, Secretary, Treasurer and Director